Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-169006) and Form S-8 (Nos. 333-84300, 033-46062, 333-127539, 333-149839, 333-152894, 333-159648 and 333-165713) of MBIA Inc. of:

(1)	Our report dated February 29, 2012 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting of MBIA Inc., which appears in this Form 10-K.

(2)	Our report dated February 29, 2012 relating to the financial statements of National Public Finance Guarantee Corporation as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, which is included in Exhibit 99.2 in this Form 10-K.

(3)	Our report dated February 29, 2012 relating to the consolidated financial statements of MBIA Insurance Corporation as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, which is included in Exhibit 99.3 in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, NY

February 29, 2012